EXHIBIT 8(p)

                   This Reinsurance Agreement ("Agreement")

                                 is made between

                         LONDON LIFE REINSURANCE COMPANY

                                 of Pennsylvania

                  (hereinafter referred to as the "Reinsurer")


                                       and



                  FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                   of New York

                   (hereinafter referred to as "First Golden")



                      The following articles, including the

                              Schedules, will form

                              the entire Agreement
















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                                TABLE OF CONTENTS





A.    RECITALS................................................................3
B.    REINSURANCE COVERAGE....................................................3
C.    PAYMENTS BY FIRST GOLDEN................................................4
D.    PAYMENTS BY REINSURER...................................................5
E.    TERMS OF REINSURANCE....................................................6
1        Amounts Due to First Golden or Reinsurer.............................6
2        Reports and Payment Dates............................................6
3        Offset...............................................................6
4        Liability and Payment................................................7
5        Contested Claims.....................................................7
6        Reinsurance Premium Rates............................................7
F.    UNUSUAL EXPENSES AND ADJUSTMENTS........................................8
G.    RESERVE CREDIT..........................................................8
H.    ERRORS AND OVERSIGHTS...................................................8
I.    AUDIT OF RECORDS AND PROCEDURES.........................................8
J.    ARBITRATION.............................................................8
K.    INSOLVENCY..............................................................9
L.    AGREEMENT...............................................................9
M.    ASSIGNMENT..............................................................10
N.    IMPROPER SOLICITATION OF CONTRACT OWNERS................................10
O.    DAC TAX - SECTION 1.848-2(G)(8) ELECTION................................10
P.    EFFECTIVE DATE..........................................................11
Q.    DURATION OF AGREEMENT...................................................11
R.    REPRESENTATIONS. WARRANTIES AND COVENANTS OF FIRST GOLDEN...............12
S.    REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE REINSURER..............13
T.    MISCELLANEOUS...........................................................13
U.    EXECUTION...............................................................16
SCHEDULE I - PREMIUM RATES....................................................17
SCHEDULE II - THE CONTRACT....................................................18
SCHEDULE III - FUND PROSPECTUS................................................19
SCHEDULE IV - MONTHLY PERIODIC REPORTS........................................20
SCHEDULE V - ARBITRATION SCHEDULE.............................................21
SCHEDULE VI - LIST OF ELIGIBLE FUNDS..........................................23


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                               A. RECITALS
                               ===========

1. First Golden has issued or will issue Group and Individual Deferred Variable Annuity Contracts (the "Contracts", and each a "Contract"), in the forms attached as Schedule II. The Contracts provide for a guaranteed minimum death benefit in accordance with and subject to the terms of the Contracts and the Fund Prospectuses, which are attached as Schedule III (this benefit is hereafter referred to as the "GMDB").

2. Capitalized terms used but not defined in this Agreement shall have the meanings as defined in the Contract.

3. The parties have agreed that First Golden will, on and subject to the terms and conditions hereinafter set out, reinsure with the Reinsurer, on an indemnity coinsurance basis, a Quota Share of the Net Amount at Risk of the Contracts. For purposes of this Agreement, the Quota Share percentage shall be 100%.


                            B. REINSURANCE COVERAGE
                            =======================

1. The Reinsured Obligation of any given Contract shall be the Quota Share of the Net Amount at Risk (NARR) of that Contract upon First Golden's receipt of due proof of death of the Contractholder and shall be zero at any other time, except as outlined in part e. below.

     a.  Net Amount at Risk (NARr)
            NARr = Maximum [ 0, Guaranteed Death Benefit - Accumulation Value ]
                                + Termination Charge

     b.  Guaranteed Death Benefit

         The guaranteed death benefit amount for the total contract determined based on the death benefit option as defined in the applicable contracts as outlined in Schedule II.

     c.  Accumulation Value

         The accumulation value is equal to the accumulation value for the entire contract, including both fixed and variable separate account funds. The accumulation value for variable funds is based on market value. The accumulation value for the fixed funds is based on market value adjusted book value.

     d.  Termination Charge

         The termination charge equals the total of the sum of any surrender charge, any charge for premium taxes, and any annual per policy administrative charges incurred but not yet deducted, as defined in the applicable contracts included in Schedule II, which would be imposed at contract termination.


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     e.   Continuation

          1.)  Spousal

               Upon spousal election of policy continuation at contractholder death, the contract continues with the spouse becoming the owner and measuring life. The rates to be applied following the effective date of continuation will be the rates currently in effect for new business. The Reinsurer will be responsible for both the Reinsured Obligation, if any, upon First Golden's receipt of due proof of death of the contractholder as well as the Reinsured Obligation, if any, due upon First Golden's receipt of due proof of death of the surviving spouse.

          2.)  Non-Spousal

               Upon non-spousal continuation at contractholder death, the Reinsurer will be responsible for the Reinsured Obligation, if any, upon First Golden's receipt of due proof of death of the contractholder. The Reinsurer's liability will cease upon payment of this Reinsured Obligation.

2.   The   Reinsured   Obligations   will  be  reinsured   with  the   Reinsurer
     automatically. First Golden hereby cedes to the Reinsurer and the Reinsurer hereby accepts all Reinsured Obligations.

3. Reinsurance shall not be in force and binding respecting any Contract unless the issuance and delivery of such Contract constituted the doing of business lawfully permitted in the state of New York in which First Golden was properly licensed and the Contract was issued on or after January 1st , 2000.

4. The liability of the Reinsurer with respect to the Reinsured Obligations of each Contract shall begin simultaneously with the liability of First Golden, but in no event prior to the effective date of this Agreement. The Reinsurer's liability for reinsurance will terminate when First Golden's liability terminates with the exception of non-spousal continuation, as outlined in B.1.e above.

5. Annually, within 30 days following the end of any calendar year period, First Golden will provide, in writing, information to the Reinsurer
     regarding   changes  made  to  the  terms  of  the  Contract  Forms  and/or
     Prospectuses covered under this Agreement including any fund related changes, occurring over the prior year. At such time, the Reinsurer may elect to change premium rates as outlined in Section E.6.

6. This Agreement reinsures First Golden only for Reinsured Obligations payable under the Contracts and in no event shall the Reinsurer have any liability or make any payment hereunder on account of other amounts awarded to Contractholders, including but not limited to punitive, exemplary, aggravated, consequential and/or exemplary damages.


                          C. PAYMENTS BY FIRST GOLDEN
                          ===========================

Upon the execution of this Agreement, First Golden shall pay the Reinsurer fifty percent (50%) of the reinsurance premium due on reinsured business written from


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January 1st, 2000 to the effective  date of the  Agreement,  accumulated at 6.5%
per annum, payable fifteen (15) days after this Agreement has been duly executed by both parties. The payment will be calculated for each month prior to the effective date of this Agreement per the calculation specified below. Each so calculated prior monthly premium payment will be accumulated to the effective date of this Agreement at the stated rate of interest.

Subject to the terms of this Agreement, First Golden shall pay to the Reinsurer the monthly reinsurance premiums for the Reinsured Contracts, payable fifteen
(15) days after the end of each month (i.e. payable in arrears). The monthly reinsurance premium for a Reinsured Contract shall be the Quota Share of the sum of (i) the fixed portion of the monthly reinsurance premium ("Fixed Portion") plus (ii) the variable portion of the monthly reinsurance premium ("Variable Portion"). The Fixed Portion shall be the Fixed Reinsurance Premium Rate in effect for that Contract in accordance with Schedule I, or variation(s) thereof, at the end of that month times one half of the sum of (iii) the portion of the Account Value in the fixed subaccounts of such Contract on the first day of the month and (iv) the portion of the Account Value in the fixed subaccounts of such Contract on the last day of the month. The Variable Portion shall be the Variable Reinsurance Premium Rate in effect for that Contract in accordance with
Schedule I, or variation(s) thereof, at the end of that month times one half of the sum of (v) the portion of the Account Value in the variable subaccounts of such Contract on the first day of the month and (vi) the portion of the Account Value in the variable subaccounts of such Contract on the last day of the month.

"Month" as used in this paragraph shall mean calendar month.


                            D. PAYMENTS BY REINSURER
                            ========================

1. Subject to the terms of this Agreement, the Reinsurer shall pay to First Golden, payable fifteen (15) days after the end of each calendar month, the claim amount equaling the Reinsured Obligations paid during that calendar month on the Reinsured Contracts, if any.

2. The Reinsurer shall not be responsible for claims incurred by First Golden prior to the effective date of this Agreement. For purposes of Section D.2, incurred shall mean the date of First Golden's receipt of due proof of death of the contractholder and not the actual date of the contractholder's death.

3. First Golden will calculate and report the claim amount to the Reinsurer along with the monthly reports. Upon the Reinsurer's request, the Company shall provide to the Reinsurer any information for calculating the claims or any portion thereof as the Reinsurer may reasonably require to assess and satisfy itself as to the validity of such claims. In the event the Reinsurer requests such information, then notwithstanding any other provision of this Agreement, the Reinsurer shall be entitled within 15 days from the date of the provision by First Golden of such requested information to contest any such claim or portion thereof that the Reinsurer considers to be invalid or excessive.

4. The amount payable by the Reinsurer in the event of a reduced settlement, if the Reinsurer agrees to take part in the settlement, shall be proportional to the reinsured portion of the claim.

5. Expenses incurred by the full-time employees of First Golden and any routine investigation costs are borne entirely by First Golden. Expenses incurred by the full-time employees of the Reinsurer are borne entirely by


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     the Reinsurer.  Extraordinary  costs incurred by First Golden in respect of any claim shall be charged to the Reinsurer and First Golden in the respective proportions that the portion of the claim payable by First Golden is of the total of such portion plus the Obligation in respect of the claim that is reinsured hereunder, provided, in the case of a contested claim, that the Reinsurer has agreed previously to participate in the settlement of the claim in accordance with the procedure described in Paragraph E.5.

6. Subject to the receipt by the Reinsurer of reasonable advance (fifteen (15) days) written notice from First Golden of estimated claims under the Contract, the Reinsurer will take such steps as are reasonably required to fund the immediate payment of such claims.


                            E. TERMS OF REINSURANCE
                            =======================

1 AMOUNTS DUE TO FIRST GOLDEN OR REINSURER
------------------------------------------

         Except as otherwise specifically provided herein, all payments to/or by the Reinsurer or First Golden shall be determined on a net basis as of the last day of the calendar month to which such amount is attributable. All amounts shall be due and accrued as of such date. The payment of such amounts shall be submitted in accordance with the provisions of Paragraph E.2. All settlements of account between the Reinsurer and First Golden shall be made in cash or its equivalent.

2 REPORTS AND PAYMENT DATES
---------------------------

     a) Not later than fifteen (15) days after the end of each calendar month, First Golden shall submit Monthly Reports by electronic or other suitable means in accord with Schedule IV to the Reinsurer.

     b) Not later than fifteen (15) days after the end of each calendar quarter, First Golden shall submit Quarterly Reports by electronic or other suitable means in accord with Schedule IV to the Reinsurer.

     c) Not later than fifteen (15) days after the receipt of any Monthly Report, any net amounts indicated in such Monthly Report as being due to First Golden shall be paid by the Reinsurer and any net amounts indicated as being due to the Reinsurer shall be paid by First Golden.

     d) Not later than thirty (30) days after the end of each calendar year, First Golden shall provide to the Reinsurer a listing of changes made to the contract forms and/or funds (including additions, deletions, revisions, and manager changes) over the past year.

          In the event that actual numbers are not available, reasonable estimates will be used and appropriate adjustments will be made within 30 days or on the next report and payment date set forth above, whichever is sooner.

3 OFFSET
--------

         Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either First Golden or the Reinsurer with respect to this Agreement are


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         deemed  mutual  debts or credits,  as the case may be, and shall be set off, and only the balance shall be allowed or paid. This offset provision, to the extent permitted by law, shall not be modified or
         reconstrued  due  to  the  insolvency,   liquidation,   rehabilitation,
         conservatorship, or receivership of either party.

4 LIABILITY AND PAYMENT
-----------------------

         Unless the Reinsurer has made the election provided in Paragraph E.5 to participate in the contest, compromise or litigation of a claim, and subject to Paragraph D.2, the Reinsurer will accept the decision of First Golden on payment of any claim. The Reinsurer will pay Reinsured Obligations attributable to the Contract.

5 CONTESTED CLAIMS
------------------

         First Golden will provide notice to the Reinsurer of its intention to contest, compromise, or litigate a claim (including interpleader actions) under the Contract. Within fifteen (15) days after receipt of such notice, the Reinsurer may elect to participate in contesting the claim by submitting a notice of such election to First Golden. The Reinsurer shall be deemed to have elected to not participate in such contest if it fails to make such election within fifteen (15) business days after delivery by First Golden of notice. If the Reinsurer elects not to participate in such contest, it may discharge its liability by payment to First Golden of the Reinsured Obligation relating to such claim. First Golden and the Reinsurer agree to cooperate in the prosecution of any claim contest in which the Reinsurer elects to participate. If the Reinsurer agrees with First Golden to dispute or compromise a claim, First Golden agrees to give copies to the Reinsurer of all other pertinent documents received later so that the Reinsurer may follow up on the contestation.

6 REINSURANCE PREMIUM RATES
---------------------------

         The reinsurance premium rates applicable to any Contract or deposit shall remain in force from the date such Contract is issued or such deposit is made until Contract termination by maturity, death (except in the case of spousal continuation), surrender, annuitization, or termination of reinsurance coverage in the case of non-spousal continuation. In the event that First Golden makes changes that materially affect the risks underlying the Contracts, First Golden shall notify the Reinsurer in writing within 30 days of the end of the calendar year in which the change occurred. The Reinsurer then shall notify First Golden of any change in reinsurance premium rate no later than 30 days after receipt of such notice. The new reinsurance premium rates, effective on the date of the premium rate change, may be applied to subsequent new issues and to any inforce contracts effected by the material change. The revised premium rates shall reasonably reflect the increase or decrease in risk attributable to the material changes.

         For new business, the Reinsurer reserves the right to change premium rates upon one hundred eighty (180) days notice to First Golden.


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                      F. UNUSUAL EXPENSES AND ADJUSTMENTS
                      ===================================

The Reinsurer shall not participate in any expenses, usual or otherwise, incurred by First Golden in administering, defending or investigating a claim except as otherwise specifically provided by this Agreement.


                               G. RESERVE CREDIT
                               =================

The Reinsurer shall establish adequate net reinsurance reserves pursuant to the requirements of any regulatory authority having jurisdiction over First Golden and comply with any other statutory requirements necessary for First Golden to take full statutory credit for reinsurance ceded up to the full amount that First Golden would have established for the risks reinsured under this Agreement.


                            H. ERRORS AND OVERSIGHTS
                            ========================

If either First Golden or the Reinsurer shall fail to perform an obligation under this Agreement and such failure shall be the result of an error, oversight, delay, omission or misunderstanding (collectively, an "error") on the part of First Golden or the Reinsurer, such error shall be corrected by restoring both First Golden and the Reinsurer to the positions they would have occupied had no such error occurred and the reinsurance provided hereunder shall not be invalidated. The party first discovering such error or act resulting from the error will notify the other party in writing promptly upon discovery thereof, and the parties shall act to correct such error within thirty (30) days of receipt of such notice. This Section, however, shall not be construed as a waiver by either party of its right to enforce the terms of this Agreement in the event the failure to perform an obligation is determined to be the result of something other than an "error".


                       I. AUDIT OF RECORDS AND PROCEDURES
                       ==================================

Upon 7 days written notice, the Reinsurer and First Golden each shall have the right to examine, at the office of the other, during the normal business hours of the party being audited, all records and procedures relating to reinsurance under this Agreement. The expenses of any such audit shall be born by the party initiating the audit. The information obtained by the auditing party shall be treated as confidential material and proprietary to the other party and shall be used only for purposes relating to the reinsurance under this Agreement. The terms of this Section shall survive termination of this Agreement.


                                 J. ARBITRATION
                                 ==============

If First Golden and the Reinsurer cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute shall be decided through arbitration as set forth in Schedule V. The arbitrators shall be impartial and shall base their decision on the terms and conditions of this Agreement. In the event that an interpretation of the terms and conditions of this Agreement does not explicitly or by reasonable implication dispose of an issue in dispute between the parties, then the arbitrators may base their decision on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of applicable law. There shall be no appeal from the


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arbitrators' decision. Any court having jurisdiction over the subject matter and the parties may reduce the arbitrators' decision to judgment.

The obligations of the parties to arbitrate disputes hereunder pursuant to this Section shall survive the termination of this Agreement.


                                 K. INSOLVENCY
                                 =============

1. The portion of any risk or obligation assumed by the Reinsurer shall be payable by the Reinsurer on the basis of the liability of First Golden without diminution because of the insolvency of First Golden. In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of First Golden, such portion shall be payable to such conservator, liquidator, or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against First Golden by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of First Golden having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims.

2. First Golden's conservator, liquidator, or statutory successor shall give the Reinsurer written notice of the pendency of a claim against First Golden, within a reasonable time after such claim is filed. The Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that Reinsurer may deem available to First Golden, or its conservator, liquidator, or statutory successor.

3. Any expense incurred by the Reinsurer pursuant to paragraph K.2, above, shall be payable subject to court approval out of the estate of First Golden as part of the expense of conservation or liquidation to the extent of the Reinsurer's quota share of the benefit that may accrue to First
     Golden in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer. Where two or more Reinsurers are participating in the same claim and a majority interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by First Golden.

4. This reinsurance shall be payable directly by the Reinsurer to First Golden or First Golden's conservator, liquidator, or statutory successor, except as expressly required otherwise by applicable insurance law.


                                  L. AGREEMENT
                                  ============

1. This Agreement constitutes the entire agreement between First Golden and the Reinsurer with respect to the business being reinsured hereunder; it supersedes any prior oral or written agreements with respect to the business being reinsured hereunder other than as expressed in this Agreement. Any change or modification to this Agreement shall be null and void unless made by amendment to the Agreement signed by both First Golden and the Reinsurer.


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2.   This is an agreement for indemnity  reinsurance solely between First Golden and the Reinsurer. No third party may benefit from any right of any kind in respect of this agreement. The acceptance of reinsurance hereunder shall not create any right or legal relationship whatever between the Reinsurer and the Contractholder or any beneficiary under any Contract reinsured hereunder, and First Golden shall be and remain solely liable to such Contractholder or beneficiary under any such Contract.


                                 M. ASSIGNMENT
                                 =============

Rights or obligations arising under this Agreement may not be assigned by either First Golden or the Reinsurer, without the prior written consent of the other party. Such consent will not be withheld unreasonably.


                  N. IMPROPER SOLICITATION OF CONTRACT OWNERS
                  ===========================================

The parties agree not to contact the owners of the Contracts for the purpose of soliciting surrender of the Contracts. However, First Golden specifically reserves the right to allow conversion of the Contracts reinsured under this Agreement to other programs to meet the changing business needs in the marketplace of First Golden. To the extent First Golden offers such a conversion program, First Golden will offer to the Reinsurer the opportunity to reinsure the death benefits of the new program.


                   O. DAC TAX - SECTION 1.848-2(G)(8) ELECTION
                   ===========================================

First Golden and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either First Golden or the Reinsurer as appropriate.

2.   The terms used in this  Article  are  defined by  reference  to  Regulation
     Section 1.848-2(g)(8) in effect December 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified Contract acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. The Reinsurer will submit a schedule to First Golden by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Reinsurer stating that Reinsurer will report such net consideration in its tax return for the preceding calendar year.


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6.   First Golden may contest  such  calculation  by  providing  an  alternative calculation to the Reinsurer in writing within thirty (30) days of First Golden's receipt of the Reinsurer's calculation. If First Golden does not so notify the Reinsurer, First Golden will report the net consideration as determined by the Reinsurer in First Golden's tax return of the previous calendar year.

7. If First Golden contests the Reinsurer's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date First Golden submits its alternative calculation. If First Golden and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.


                               P. EFFECTIVE DATE
                               =================

The effective date of this Agreement is November 1, 2000.


                            Q. DURATION OF AGREEMENT
                            ========================

1. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

2. This Agreement may be terminated with respect to new Contracts at any time by either company by giving one hundred eighty (180) days' written notice of termination to the other company. The day the notice is deemed given per Section T.2 will be the first day of the one hundred eighty (180) day period.

3. First Golden shall have the right to terminate this Agreement and recapture all reinsurance hereunder if the Reinsurer fails to pay, when due, any amounts due under this Agreement, provided that First Golden has given at least sixty (60) days prior written notice of its intent to terminate for that reason. The Reinsurer may avoid termination pursuant to this Paragraph
     Q.3 by paying all amounts that are delinquent and then due, including any interest owing thereon on or before the termination date specified in the written notice. In the event First Golden terminates and recaptures reinsurance pursuant to this Paragraph Q.3, the Reinsurer shall pay First Golden cash or cash equivalent equaling the statutory liability of the business reinsured hereunder at the time of recapture.

4. First Golden shall have the right to terminate this Agreement and recapture existing inforce business after fifteen (15) years from the effective date of this Agreement. If First Golden terminates and recaptures reinsurance pursuant to this Paragraph Q.4, the Reinsurer and First Golden agree to negotiate the terms of the recapture of eligible reinsured Contracts in good faith recognizing both parties' business interests. Under no circumstance, under this paragraph Q.4, will the Reinsurer pay an amount to First Golden.

5. The Reinsurer shall have the right to terminate this Agreement if First Golden fails to pay, when due, reinsurance premiums due under this Agreement, provided that the Reinsurer has given at least sixty (60) days prior written notice of its intent to terminate for that reason. First Golden may avoid termination pursuant to this Paragraph Q.5 by paying all


                                                                        11 of 23
     reinsurance premiums that are delinquent and then due, including any interest owing thereon on or before the termination date specified in the written notice. In the event Reinsurer terminates this Agreement pursuant to this Paragraphs Q.5, the Reinsurer shall thereafter be relieved of all liability under this Agreement, including any and all liability for any Reinsured Obligation that as of such termination date was not yet due and payable under the terms of this Agreement.

6. Except as specifically provided otherwise, the termination of this Agreement or of the reinsurance in effect under this Agreement shall not extend to or affect any of the rights or obligations of First Golden and the Reinsurer applicable to any period prior to the effective date of such termination. In the event that, subsequent to the termination of this Agreement, an adjustment is made that is necessary with respect to any accounting hereunder, a supplementary accounting shall take place. Any amount owed to either party by reason of such supplementary accounting shall be paid promptly upon the completion thereof.

7. This Agreement shall automatically terminate if, at the end of any accounting period contemplated under this Agreement, all coverage under the Contracts has terminated.


          R. REPRESENTATIONS. WARRANTIES AND COVENANTS OF FIRST GOLDEN
          ============================================================

1. First Golden is a life insurance company duly organized, validly existing and in good standing under the laws of the state of New York.

2. First Golden has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by First Golden of this Agreement, and the performance by First Golden of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by First Golden, subject to the due execution and delivery by the Reinsurer, will be a valid and binding obligation of First Golden, enforceable against First Golden in accordance with its terms.

3. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (a) violate any provision of the Articles of Incorporation or Bylaws of First Golden, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon First Golden.

4. No consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or governmental authority is required to be obtained, made or given by or with respect to First Golden in connection with (i) the execution and delivery of this Agreement by First Golden, or (ii) the consummation by First Golden of the transactions contemplated hereby.

5. To the best of First Golden's knowledge, the Contracts comply in all material respects with all laws and regulations that are applicable in the relevant jurisdictions governing the Contracts, and benefits thereunder are payable in accordance with the terms of such Contracts.


                                                                        12 of 23

         S. REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE REINSURER
         =============================================================

1. The Reinsurer is a life insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

2. The Reinsurer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by the Reinsurer of this Agreement, and the performance by the Reinsurer of its obligations under this Agreement, have been duly authorized by all necessary corporate action. This Agreement, when duly executed and delivered by the Reinsurer, subject to the due execution and delivery by First Golden, will be a valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.

3. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of the Reinsurer, or (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Reinsurer.

4. No consent, waiver, license, approval, order or authorization of, or registration, filing or declaration with, or notices to, any person, entity or governmental authority is required to be obtained, made or given by or with respect to the Reinsurer in connection with (i) the execution and delivery of this Agreement by the Reinsurer, or (ii) the consummation by the Reinsurer of the transactions contemplated hereby.


                                T. MISCELLANEOUS
                                ================

1. HEADINGS AND SCHEDULES. Headings used herein are not a part of this Agreement and shall not affect the terms. The attached Schedules are a part of this Agreement.

2. NOTICES. All notices and communications hereunder shall be in writing and shall be delivered by either certified or registered mail, return receipt requested, or overnight delivery service (providing for delivery receipt) or delivered by hand (or by email in the case of the monthly and quarterly reports). Such notices and communications shall be deemed given three (3) days after mailing, or if sent by telefax or delivered by hand (or by email in the case of the monthly and quarterly reports), when received, and if by overnight mail, on the next day.

     All notices or communications with the Reinsurer under this Agreement shall be addressed as follows:

                                                                        13 of 23

     London Life Reinsurance Company
     1787 Sentry Parkway West, Suite 420
     Blue Bell, PA 19422
     Attention:   Senior Vice President, Life & Annuity

     Fax:         (215)-542-1295
     Email:       jeff.poulin@lrgus.com

     All notices and communications with First Golden under this Agreement shall be addressed as follows:

     First Golden American Life Insurance Company
     1475 Dunwoody Drive
     West Chester, PA 19380
     Attention:   Dave Jacobson, Senior Vice President

     Fax:         (610) 425-3404
     Email:       djacobson@ingva.com

     Changes in notice addresses or recipients may be made by the Reinsurer or First Golden, by following the procedure specified in this section.

3. SEVERABILITY; GOVERNING LAW. If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby. This Agreement shall be governed by the laws of the the State of New York, without giving effect to principles of conflicts of law thereof.

4. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

5. CURRENCY AND INTEREST. All payments and accounts shall be made in US Dollars, and all fractional amounts shall be rounded to the nearest whole dollar. Any payment not made when due and payable hereunder, shall from the date such payment was due bear interest at a rate equal to the 3 month US Treasury rate in effect on such date plus 100 bps. In the event any payment due hereunder is not made within three months of the date it is due and payable, the rate will be reset every 3 months to the US Treasury rate in effect on each 3 month anniversary of the date such payment was due, until such payment is made.

6. INTERPRETATION. For purposes of this Agreement, the words "hereof", "herein", "hereby", and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

7. SURVIVAL OF REPRESENTATIONS. WARRANTIES AND AGREEMENTS. The Reinsurer or First Golden, as the case may be, has the right to rely fully upon the representations, warranties, covenants and agreements of First Golden or


                                                                        14 of 23
     the Reinsurer, as the case may be, contained in this Agreement. All representations and warranties made by First Golden or the Reinsurer in this Agreement shall survive the execution and delivery hereof.










                                                                        15 of 23

                                  U. EXECUTION
                                  ============



                           IN WITNESS WHEREOF THE SAID
                           ===========================


            FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK
            ========================================================


                                       and


                LONDON LIFE REINSURANCE COMPANY OF PENNSYLVANIA,
                ================================================


have by their respective officers executed this Agreement in duplicate on the dates shown below.


FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY

By:    Frank Scott Rocco                   By:      David L. Jacobson
       ----------------------------                 --------------------------

Title: Assistant Vice President            Title:   Senior Vice President
       ----------------------------                 --------------------------

Date:  December 21, 2000                   Date:    December 21, 2000
       ----------------------------                 --------------------------




LONDON LIFE REINSURANCE COMPANY

By:    Jean-Francois Poulin                 Witness: Duc Xuan Ho
       ----------------------------                  -------------------------

Title: Senior Vice President                Title:   Director ALM
       ----------------------------                  -------------------------

Date:  December 29, 2000                    Date:    December 29, 2000
       ----------------------------                  -------------------------


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


                           SCHEDULE I - PREMIUM RATES
                           ==========================

The Reinsurance Premium Rate, expressed in basis points per annum and applied at a rate of 1/12th per month to the Quota Share of the Accumulation Value, shall vary depending on the investment type (variable or fixed) and death benefit option as follows:

-------------------------------------------------------
|                                | Variable | Fixed   |
|--------------------------------|----------|---------|
| Annual Ratchet Enhanced Death  |  29 bps  | 11 bps  |
| Benefit Option                 |          |         |
|--------------------------------|----------|---------|
| Standard Death Benefit Option  |  19 bps  | 7 bps    |
-------------------------------------------------------












                                                                        17 of 23

                           SCHEDULE II - THE CONTRACT
                           ==========================

FORM NAME AND TYPE                                              FORM NUMBER
------------------                                              -----------
Deferred Combination Variable and Fixed Annuity Contract        FG-IA-1000-12/95
Deferred Combination Variable and Fixed Annuity Certificate     FG-CA-1000-08/97

NOTE:
     The attached forms are the most recent specimen forms available. The forms do not reflect the addition of several new funds added with the October 2, 2000 Prospectus (Schedule III - DVA Plus). The funds are reflected in
     Schedule VI.









                                                                        18 of 23

                         SCHEDULE III - FUND PROSPECTUS
                         ===============================

Incorporated by reference to the prospectus for The GCG Trust last updated on Form N-1 and filed with the Securitites and Exchange Commission on December 1, 2000 (File Numbers: 33-23512, 811-5629) .



















                                                                        19 of 23

                     SCHEDULE IV - MONTHLY PERIODIC REPORTS
                     ======================================

                            MONTHLY PERIODIC REPORTS

Monthly reports to be sent electronically or by other suitable means within 15 days following each month end:

(a) Inventory and Transaction Report in an electronic format to be provided on a seriatim basis for each contract:

     1.  Contract Number
     2.  Issue Date
     3.  Sex
     4.  Date of Birth
     5.  Beginning Account Value
     6.  Beginning Death Benefit
     7.  Premium Production
     8.  Amount purchased for each Contract
     9.  Terminations for each Contract - Death and Total Withdrawals
     10. Ending Account Value
     11. Ending Death Benefit
     12. Reinsurance Premium Rate
     13. Reinsurance Premium Amount
     14. Net Asset Value of each fund (Beginning and End of Month)

(b)  Claim Report which includes information for each death:

     1.  Contract Number
     2.  Contract Issue Date
     3.  Date of Birth
     4.  Death Benefit
     5.  Account Value
     6.  Claim Amount
     7.  Copy of the death certificate


(c) Reinsurance premium report showing, for each reinsurance premium rate group,
(i) total beginning  reinsured account value (ii) ending reinsured account value
(iii) reinsurance premium rate (iv) reinsurance premium due.

Quarterly Reports to be sent electronically or by other suitable means within 15 days following each quarter end:

(a) Statutory Reserve Report which includes account value, death benefit and reserve level information grouped by year of birth, sex and month of issue.


                                                                        20 of 23

                        SCHEDULE V - ARBITRATION SCHEDULE
                        =================================

To initiate arbitration, either First Golden or the Reinsurer shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators, each of whom must be a present or former officer of an insurance or reinsurance company. An arbitrator may not be a present or former officer, attorney, or consultant of First Golden or the Reinsurer or either's affiliates.

First Golden and the Reinsurer shall each name five (5) candidates to serve as an arbitrator. First Golden and the Reinsurer shall each choose one candidate from the other party's list, and these two candidates shall serve as the first two arbitrators. If one or more candidates so chosen shall decline to serve as an arbitrator, the party that named such candidate shall add an additional candidate to its list, and the other party shall again choose one candidate from the list. This process shall continue until two arbitrators have been chosen and have accepted. First Golden and the Reinsurer shall each present their initial lists of five (5) candidates by written notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list that are required shall be presented within ten (10) days of the date the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of First Golden and the Reinsurer within fourteen (14) days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to First Golden and the Reinsurer. First Golden and the Reinsurer shall take turns striking the name of one of the remaining candidates from the initial eight (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and has accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in the "ARBITRATION" section of this Agreement. Therefore, at no time will either First Golden or the Reinsurer contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both First Golden and the Reinsurer to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish prearbitration procedures as warranted by the facts and issues of the particular case. In establishing such procedures the arbitrators shall make provision for reasonable pre-hearing examinations of officers, employees or agents of the parties and for the production of relevant documentation. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The party initiating


                                                                        21 of 23
the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party shall be entitled to call as witnesses any officers, employees or agents of the other party and such other party shall do everything reasonable to ensure the attendance and cooperation of any such witness. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrators shall issue a written decision that sets forth their findings and any award to be paid as a result of the arbitration, except that the arbitrators may not award punitive or exemplary damages. In their decision, the arbitrators shall also apportion the costs of arbitration, which shall include, but not be limited to, their own fees and expenses, on such basis as they consider appropriate having regard to the relative merits of the positions of the parties to the arbitration, the conduct of the parties and the reasonableness of any settlement offers put forward in writing by either party to the other in an effort to resolve such dispute and any other factors that the arbitrators consider appropriate.


                                                                        22 of 23

                      SCHEDULE VI - LIST OF ELIGIBLE FUNDS
                      ====================================

         THE GCG TRUST                      THE PIMCO VARIABLE INSURANCE TRUST
         -------------                      ----------------------------------
         Liquid Asset Series                PIMCO High Yield Bond Fund
         Limited Maturity Bond Series       PIMCO StocksPLUS Growth and Income
         Global Fixed Income Series
         Fully Managed Series               ING VARIABLE INSURANCE TRUST
         Total Return Series                ----------------------------
         Asset Allocation Growth            ING Global Brand Names Fund
         Equity Income Series
         Investors Series                   THE PRUDENTIAL SERIES FUND INC.
         Value Equity Series                -------------------------------
         Rising Dividends Series            Prudential Jennison
         Diversified Mid-Cap                SP Jennison International Growth
         Managed Global Series
         Large Cap Value Series             THE GALAXY VIP FUND
         All Cap Series                     -------------------
         Research Series                    Equity
         Capital Appreciation Series        Growth and Income
         Growth and Income                  Small Company Growth
         Capital Growth Series              Asset Allocation
         Strategic Equity Series            High Quality Bond
         Special Situations
         Mid-Cap Growth Series              FIXED INTEREST ALLOCATIONS
         Small Cap Series                   --------------------------
         Growth Series                      One Year Guarantee w/ MVA
         Real Estate Series                 Three Year Guarantee w/ MVA
         Hard Assets Series                 Five Year Guarantee w/ MVA
         Developing World Series            Seven Year Guarantee w/ MVA
         Emerging Markets Series            Ten Year Guarantee w/ MVA



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